EXHIBIT 10.13.1

CONFIDENTIAL TREATMENT REQUESTED

SOFTWARE DEVELOPMENT AND LICENSE AND SERVICES AGREEMENT

This Software Development and License and Services Agreement (the “Agreement”) is made effective as of January 4, 2001 (the “Effective Date”), by and between WEBTV NETWORKS, INC., a Delaware corporation, with its principal offices at 1065 La Avenida, Mountain View, CA 94043 (“WebTV”), and BRIGHTMAIL, INC., a California corporation, with its principal offices at 301 Howard Street, Suite 1800, San Francisco, CA 94105 (“BI”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, BI is in the business of providing software (including Rules and Rule Updates) and services, which are capable of monitoring, managing and filtering Spam on web-based properties and services in a timely and efficient manner;

WHEREAS, BI and Microsoft Network LLC (“MSN”) have entered into Software Development and License and Services Agreement dated September 30, 2000 (the “MSN Contract”) which provides that WebTV may exercise an option to separately license the BI technology and procure services which are available to MSN under the MSN Contract; and

WHEREAS, the Parties desire to enter into an agreement whereby BI shall license to WebTV such software (including Rules and Rule Updates) as set forth on Exhibit B attached hereto, and provide to WebTV such services in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, BI and WebTV hereby agree as follows:

1. Adoption of MSN Contract. The Parties agree to adopt and be bound by the terms of the MSN Contract, which terms are incorporated herein by reference except to the extent the MSN Contract is modified by this Agreement. The Parties acknowledge and agree they have reviewed and understand the terms of the MSN Contract. For purposes of this Agreement, Exhibits A, C and E of the MSN Contract are hereby adopted and incorporated herein by reference. For purposes of this Agreement, Exhibits B and D of the MSN Contract are deleted and are replaced by Exhibits B and D attached hereto and incorporated herein by reference. For purposes of this Agreement, all references in the MSN Contract to “Microsoft”, “MS Corp.”, “MS”, “MSN”, “MSNIA” and the like shall mean “WebTV.” For the avoidance of doubt, WebTV shall be able to use the Software in the provision of its services to any of its users regardless of the designation or title of such services when provided.

CONFIDENTIAL TREATMENT REQUESTED

2. No Amendment of MSN Contract. The Parties agree this Agreement does not constitute an amendment or modification of the MSN Contract, which agreement WebTV is not a party to, and that the MSN Contract remains fully in force and effect without amendment or modification, notwithstanding this Agreement.

3. Defined Terms. For purposes of this Agreement, all capitalized terms used in this Agreement (and as incorporated from the MSN Contract) which are defined in the MSN Contract shall have the same meaning in this Agreement as they have in the MSN Contract, unless expressly modified herein.

4. * Level. For purposes of this Agreement, Section 3.2 of the MSN Contract is deleted and replaced as follows:

3.2.1 Throughout the Term and the Wind-Down Period, if any, BI shall develop Rules and Rule Updates that are capable of monitoring, managing and filtering Spam and otherwise providing Filtering Functionality in conjunction with the Software. Without limitation to the foregoing, BI shall develop Rules and Rule Updates for commercial use in sufficient quality and quantity to cause the Software to provide Filtering Functionality to WebTV Network Users in a manner that identifies and filters *. * directed to a large number (currently at approximately * which may change from time to time) of * WebTV Network User mailboxes and determines *.

3.2.2 WebTV shall notify BI in a commercially reasonable time period following * in which the Software or Filtering Functionality has *. Such * also shall notify BI of each instance when * of the Software or Filtering Functionality is *, according to the results of *. Upon receipt of each *, BI immediately shall take all necessary actions to cause the Software and Filtering Functionality to *. With respect to each * or Wind-Down Fees payment due under this Agreement, such * or Wind-Down Fees payment, as the case may be, shall be *.

5. Fees. For purposes of this Agreement, Section 5.1 of the MSN Contract is deleted and replaced as follows: Except as expressly set forth in this Agreement, WebTV shall make fee payments in the amounts and in accordance with the schedule set forth in Exhibit D attached hereto.

6. Quarterly Meetings. For purposes of this Agreement, Section 7.1 of the MSN Contract is amended to delete Redmond, Washington as the place of quarterly meetings. The Parties shall agree on the location of such meetings.

CONFIDENTIAL TREATMENT REQUESTED

7. WebTV Option. As of the Effective Date, WebTV hereby exercises the WebTV Option specified in Section 8.2 of the MSN Contract, according to the terms of this Agreement.

8. Term and Renewal Terms. For purposes of this Agreement, Section 13.1 of the MSN Contract is deleted and replaced as follows: Subject to the other provisions of Section 13 of the MSN Contract, this Agreement shall commence on the Effective Date and shall have an initial term expiring on the date occurring three (3) years after the Launch Date the “Initial Term”). Upon expiration of the Initial Term, the Agreement thereafter shall renew for additional one (1) year terms (each such term shall be referred to herein as a “Renewal Term”) subject to written agreement by the Parties on any new terms (including fees) for such Renewal Term. Notwithstanding the foregoing, each Party shall have the option to terminate this Agreement at the end of each Renewal Term, if any, provided that such Party notifies the other Party in writing of its intention not to renew this Agreement at least sixty (60) days prior to the end of the then current Renewal Term; provided, however, that if prior to expiration of a Term, one party sends to the other party an offer of new terms (including fees) for a particular Renewal Term and the receiving party does not accept those terms in writing, then the Renewal Term shall be subject only to the same terms as the previous Term unless one party delivers notice in writing of its intention not to renew this Agreement within the above sixty (60) day time limit in which case the Agreement shall expire. The Initial Term and all subsequent Renewal Terms, if any, shall be collectively referred to herein as the “Term.”

9. Notices. Notwithstanding anything to the contrary in Section 15 of the MSN Contract, for purposes of this Agreement, notices to the Parties shall be sent to the addresses as follows:

If to WebTV:	WebTV Network, Inc. 1065 La Avenida Mountain View, CA 94043 Attention: * Facsimile: Telephone: * E-mail: *

Copy to:	WebTV Network, Inc. 1065 La Avenida Mountain View, CA 94043 Attention: * Facsimile: * Telephone: * E-mail:

CONFIDENTIAL TREATMENT REQUESTED

If to BI:	Brightmail, Inc. 301 Howard Street, Suite 1800 San Francisco, CA 94105 Attention: * Facsimile: * Telephone: * E-mail: *

10. Insurance. Notwithstanding the provisions of Section 16 of the MSN Contract, BI shall have no additional insurance obligations under this Agreement.

11. Governing Law and Venue. For purposes of this Agreement, Section 17.3 of the MSN Contract shall be deleted, and replaced as follows: This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such jurisdiction by residents of such jurisdictions. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys’ fees and court costs.

12. Exceptions. The following provisions of the MSN Contract shall be deleted and shall not apply for purposes of this Agreement: Sections , 8.1.

IN WITNESS WHEREOF,

The Parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

WEBTV Networks, INC.		BRIGHTMAIL, INC.

By:	/s/ William H. Yundt	By:	/s/ Phil Fraher

Name:	William H. Yundt	Name:	Phil Fraher
Title:	Vice President	Title:	CFO
Date:		Date:	1/4/2001

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

SOFTWARE SCHEDULE

*

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

PAYMENT SCHEDULE

(a) After Acceptance of the Software pursuant to Section 2.4 of the Agreement, and within * (*) days following the end of *, WebTV will pay BI an amount equal to *($*) multiplied by *:

*

Within * (*) days following the end of each *, WebTV will report the * by WebTV from BI during such *; and pay BI an amount equal to * ($*) multiplied by *.

(b) With respect to each * fee, such * fee shall be *.